Exhibit 99.1

Synergy Pharmaceuticals to Present at Leerink Partners 6th Annual Global Healthcare Conference

NEW YORK — FEBRUARY 8, 2017 — Synergy Pharmaceuticals Inc. (NASDAQ:SGYP) today announced that Marino Garcia, the company’s EVP and Chief Strategy Officer, will participate in a fireside chat at Leerink Partners 6th Annual Global Healthcare Conference on Wednesday, February 15, 2017 at 11:00 a.m. Eastern Time.

A live webcast of the presentation will be accessible through the Investor Relations section of the company’s website at www.synergypharma.com . A replay of the webcast will be available on Synergy’s website for 60 days following the conference.

About Synergy Pharmaceuticals

Synergy is a biopharmaceutical company focused on the development and commercialization of novel GI therapies. The company has pioneered discovery, research and development efforts on analogs of uroguanylin, a naturally occurring human GI peptide, for the treatment of GI diseases and disorders. Synergy’s proprietary uroguanylin analog platform includes one commercial product TRULANCE (plecanatide) and a second lead product candidate — dolcanatide. For more information, please visit www.synergypharma.com.

Company Contact:

Gem Hopkins
VP, Investor Relations and Corporate Communications
212-584-7610
ghopkins@synergypharma.com